PITOOEY!, Inc. Announces Formation of New Subsidiary Rockstar Digital, Inc.

PHOENIX, AZ - PITOOEY! Inc. (OTCBB: PTOO.OB – News) is proud to announce the formation of Rockstar Digital, Inc. - a wholly owned subsidiary of PITOOEY!, Inc. The formation is a strategic move to enhance the unique digital marketing services provided by PITOOEY!, Inc.

Rockstar Digital is a Los Angeles, California based boutique digital agency that helps build, manage and market mobile apps, websites, social media and digital campaigns. Rockstar’s target clients are lifestyle, entertainment, music, sports, non-profit, brands and startups, all with the same need: exponentially elevate their digital presence on a nationwide and/or global scale.

Jacob DiMartino, CEO of PITOOEY! Inc., states that “The formation of Rockstar Digital provides a prosperous platform to significantly accelerate and expand our digital marketing abilities. Rockstar’s specialization in social media, web and mobile development and marketing not only allows us to offer a new range of services, it simultaneously allows us to filter clients through our three wholly owned subsidiaries, creating a perfect fit for clients of all sizes. Together, we anticipate success to drive long-term growth and shareholder value.” David Sonkin, President and CTO of PITOOEY! Inc also commented: “In recent years I noticed Rob Swope standing out far above a very crowded space.  Rob was not the clear choice - he was the ONLY choice for the development of our flagship app.  And therefore he was the obvious choice for formal integration into our long-term vision as Chief Digital Officer of PITOOEY! Inc.”

Rob Swope, the newest addition to the team, joins the Company as President of Rockstar Digital and the Chief Digital Officer (CDO) of the PITOOEY! Inc. Rob started out his career working as a sales and marketing professional for multiple Fortune 500 telecom and cable companies with the task of expanding the B2B and B2C footprint throughout specific US regions by hiring, training, and managing outside sales teams. Through those efforts, his teams generated over $15 million in combined annual revenue. He then shifted gears into the digital marketing world, working as a Communications Manager with Mobile Roadie, then a fledging startup and now one of the largest mobile app platforms in the world. Rob managed partnerships, marketing and clients relations on projects with Taylor Swift, the Miami Dolphins, CMJ Music Marathon and Mipcom, just to name a few. Shortly after, he created a freelancing collective called Rockstar Digital, simultaneously forming an official app partnership with Mobile Roadie. Since then, he and his team have focused on building, managing and marketing in the digital space.

“Marketing is now about being found easier and making a bold first impression,” says Rob Swope. “Word of mouth is now extending to digital conversations and social networks. Mobile phones are now communicating and connecting with the real world in ways that are revolutionizing how we live our lives. And it’s only just begun. This strategic move is unique and powerful because we serve as a ‘super-collective’ both internally and externally for all of our projects. We are excited at what we aim to accomplish in the near future and beyond.”

To download the app, go to http://itun.es/us/ilLxJ.i.

For further information, please visit www.pitooey.com.

About PITOOEY!™, Inc.

PITOOEY!™, Inc. is a digital marketing agency that leverages its proprietary technology and industry expertise to assist companies in establishing and developing a presence on the Internet. The company's offerings come from three distinct, yet synergistic, business groups, Choice One Mobile, Rockstar Digital, and PITOOEY!™ Mobile, with the company's flagship product, the PITOOEY!™ app.

Choice One Mobile offers various services regarding content creation, search engine optimization, social media management, and mobile platform optimization using "Mobile Caviar" (sm) - an array of unique processes for the distribution of mobile marketing content. Rockstar Digital develops and manages high-end digital content including site, social and mobile content management as well as customized e-commerce. The PITOOEY!™ app is a preference based, searchable ad network. On the PITOOEY!™ platform, a partner business may upload messages into the database, which users "pull" according a profile based on their (the consumer) interests, previous purchases, current location, etc. PITOOEY!™ provides a service to users, as well as an engagement tool for businesses.

For more information, please visit www.Pitooey.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

PITOOEY!™, Inc. Contact:

Investor Relations

InvestorRelations@pitooey.com